As filed with the Securities and Exchange Commission on November 30 , 2001.                                        File No. _________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ACUITY BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2632672 (I.R.S. Employer Identification No.)

Acuity Brands, Inc. 1420 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 853-1000 (Address, including Zip Code, Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kenyon W. Murphy
Senior Vice President and General Counsel
Acuity Brands, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 853-1000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Acuity Lighting Group, Inc. Profit Sharing Retirement Plan for Salaried Employees
Zep Manufacturing Company 401(k) Plan
Selig Chemical Industries Retirement Plan
Acuity Brands, Inc. 401(k) Plan for Corporate Employees
Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees
Enforcer Products 401(k) Plan
Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees
Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees
Covered by a Collective Bargaining Agreement

(Full Title of the Plans)

Copies to:

Jan M. Davidson, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E. , Suite 2800
Atlanta, Georgia 30309
(404) 815-6500
(404) 815-6555 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	500,000 (3)	(4)	(5)
Common Stock, $0.01 par value per share	750,000 (6)	(4)	(5)
Common Stock, $0.01 par value per share	50,000 (7)	(4)	(5)
Common Stock, $0.01 par value per share	75,000 (8)	(4)	(5)
Common Stock, $0.01 par value per share	100,000 (9)	(4)	(5)
Common Stock, $0.01 par value per share	50,000 (10)	(4)	(5)
Common Stock, $0.01 par value per share	50,000 (11)	(4)	(5)
Common Stock, $0.01 par value per share	50,000 (12)	(4)	(5)
Preferred Stock Purchase Rights (11)	1,625,000	(14)	(14)
Plan Interests in the Employee Benefit Plans	(15)	(14)	(14)
Total Registration	16,25,000	$19,922,250	$4,761.48
(1)

Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, ort any other corporate transactions or event having an effect similar to any of the foregoing.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act.  The proposed maximum aggregate offering price and amount of registration fee are based on $12.26, the average of the high and low prices reported on the NYSE on November 29, 2001.

(3)	Denotes shares of Common Stock to be issued under the Acuity Lighting Group, Inc. Profit Sharing Retirement Plan for Salaried Employees.
(4)	Maximum Aggregate Offering Price included in Total below.
(5)	Amount of Registration Fee included in Total below.
(6)	Denotes shares of Common Stock to be issued under the Zep Manufacturing Company 401(k) Plan.
(7)	Denotes shares of Common Stock to be issued under the Selig Chemical Industries Retirement Plan.
(8)	Denotes shares of Common Stock to be issued under the Acuity Brands, Inc. 401(k) Plan for Corporate Employees.
(9)	Denotes shares of Common Stock to be issued under the Acuity Lighting Group, Inc. 401(k) Plan for Hourly Employees.
(10)	Denotes shares of Common Stock to be issued under the Enforcer Products 401(k) Plan.
(11)	Denotes shares of Common Stock to be issued under the Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees.
(12)	Denotes shares of Common Stock to be issued under the Holophane Division of Acuity Lighting Group 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement.
(13)	The Preferred Stock Purchase Rights initially trade with the Common Stock and are not currently exercisable.
(14)	Not applicable.
(15)

Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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The Registrant hereby amends this Registration Statement on a date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on a date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 1.                    Plan Information*

ITEM 2.                    Registration Information and Employee Plan Annual Information*

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*            Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the Registrant’s Registration Statement on Form 10, as amended, SEC File Number 001-16583 filed on July 3, 2001 (the "Form 10") with the Securities and Exchange Commission (the "SEC").

All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                    Description of Securities

Not applicable (the Common Stock is registered under Section 12(b) of the Exchange Act).

ITEM 5.                    Interests of Named Experts and Counsel

The validity of the shares of Common Stock issuable under the Plans set forth on the cover page of this Registration Statement has been passed upon for the Registrant by Kenyon W. Murphy, Senior Vice President, General Counsel and Director of the Registrant.

ITEM 6.                   Indemnification of Directors and Officers

Acuity's By-laws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant Acuity's directors and officers a right to indemnification to the fullest extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of Acuity or (ii) by reason of the fact that, while they are or were directors or officers of Acuity, they are or were serving at the request of Acuity as a director, officer or employee of another enterprise. Acuity's By-laws further provide that an advancement for any such expenses shall only be made upon delivery to Acuity by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by Acuity.

Acuity will  also enter into indemnification agreements with certain of its directors and officers. These agreements require Acuity to indemnify these directors and officers with respect to their activities as directors or officers of Acuity or when serving at Acuity's request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement)

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actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal administrative or investigative) to which they are, or are threatened to be made, parties as a result of their service to Acuity. Acuity will agree to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee (i) the benefits provided by Acuity's certificate of incorporation and By-laws in effect on the date of the indemnification agreement; (ii) the benefits provided by Acuity's certificate of incorporation and By-laws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which Acuity exists at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by Acuity; and (vi) such other benefits as may be otherwise available to indemnitee under Acuity's existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Acuity with respect to suits or proceedings arising out of acts or omissions during his service to Acuity. Each indemnitee will agree to notify Acuity promptly of any proceeding brought or threatened and not to make any admission or settlement without Acuity's consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

ITEM 7.                    Exemption from Registration Claimed

Not applicable.

ITEM 8.                    Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10 previously filed with the Commission).

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10 previously filed with the Commission).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 10 previously filed with the Commission).

4.4	Form of Stockholder Protection Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form 10 previously filed with the Commission).

5	Opinion and consent of Kenyon W. Murphy, Esq.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Kenyon W. Murphy, Esq. (included in Exhibit 5 hereto).

24	Power of Attorney (included in signature page of this Registration Statement).

The Registrant will submit the Plans set forth on the cover page of this Registration Statement and any amendments thereto to the Internal Revenue Service (the "I.R.S.") in a timely manner and will make all changes required by the I.R.S. in order to qualify the Plans.

ITEM 9.                    Undertakings

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
	(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

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(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Acuity Brands, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on November 30, 2001.

ACUITY BRANDS, INC. By: /s/ Kenyon W. Murphy Kenyon W. Murphy Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes, and appoints James S. Balloun and Kenyon W. Murphy and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, together with exhibits to any such registration statement or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 30, 2001, by the following persons in the capacities indicated.
Signature	Position
/s/ James S. Balloun James S. Balloun	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Brock A. Hattox Brock A. Hattox	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ Kenyon W. Murphy Kenyon W. Murphy	Senior Vice President, General Counsel and Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Atlanta, Georgia on November 30, 2001.

ACUITY LIGHTING GROUP, INC. PROFIT SHARING RETIREMENT PLAN FOR SALARIED EMPLOYEES

ZEP MANUFACTURING COMPANY 401(K) PLAN

SELIG CHEMICAL INDUSTRIES RETIREMENT PLAN

ACUITY BRANDS, INC. 401(K) PLAN FOR CORPORATE EMPLOYEES

ACUITY LIGHTING GROUP, INC. 401(K) PLAN FOR HOURLY EMPLOYEES

ENFORCER PRODUCTS 401(K) PLAN

HOLOPHANE DIVISION OF ACUITY LIGHTING GROUP 401(K) PLAN FOR HOURLY EMPLOYEES

HOLOPHANE DIVISION OF ACUITY LIGHTING GROUP 401(K) PLAN FOR HOURLY EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT

          By:     Acuity Brands, Inc., Administrator of Plans

          By:     /s/ James S. Balloun

                   James S. Balloun
                  Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10 previously filed with the Commission).

4.2	By-laws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10 previously filed with the Commission).

4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 10 previously filed with the Commission).

4.4	Form of Stockholder Protection Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form 10 previously filed with the Commission).

5	Opinion and consent of Kenyon W. Murphy, Esq.

23.1	Consent of Arthur Andersen LLP.

23.2	Consent of Kenyon W. Murphy, Esq. (included in Exhibit 5 hereto).

24	Power of Attorney (included in signature page of this Registration Statement).